EXHIBIT 99.1

Radyne Reports Near Record Bookings

PHOENIX, April 23, 2007 (PRIME NEWSWIRE) -- Radyne Corporation (Nasdaq:RADN) today reported quarterly bookings of $35.4 million, the second strongest bookings quarter in the company's history. Bookings for the first quarter of 2006 were $32.7 million. Backlog at quarter end stood at $31.1 million.

For the first quarter of 2007, Radyne reported $29.7 million in sales with net earnings of $1.9 million. This compares to $31.2 million in sales and $2.4 million in net earnings for the equivalent period of 2006. Earnings per diluted share ("EPS") for the quarter were $0.10 per share compared to $0.13 for the first quarter of 2006. Reported earnings included equity compensation expense of $288,000 and $563,000 which had the effect of reducing EPS by $0.01 and $0.02 during the first quarter of 2007 and 2006, respectively.

The increase in bookings resulted from increased order rates for the Company's Xicom satellite amplifiers and Tiernan HDTV encoders and decoders. As previously announced, Xicom received a number of orders for Ka-band amplifiers, an emerging market where it has a leading market share.

"Xicom continues its leadership position in new products, market interest and resultant new orders," commented Myron Wagner, CEO. "We are executing against our strategy for 2007: we are seeing results from our efforts to focus more resources on selling our new line of HDTV equipment, new product development programs are on plan in all of our businesses, and cash generation remains strong. We believe we remain on track for a strong second half of the year."

At the end of the quarter, Radyne's cash balance increased to $29.4 million from $27.5 million at the end of 2006. The Company's consolidated accounts receivable declined to $22.4 million compared to $27.8 million at the beginning of the year. Consolidated inventory was $24.9 million compared to $21.1 million at the end of 2006. The increase in inventory resulted from seasonal increases of materials to assure timely delivery of new orders received during the quarter.

Radyne will be holding a conference call today, Monday, April 23, 2007 at 4:30 p.m. EDT to discuss its first quarter 2007 financial results and operational highlights. The call is open to the public. The domestic dial in number is 1-866-362-4666 and the international dial in number is +1-617-597-5313. The conference will also be accessible via the Internet at http://investors.radn.com and www.earnings.com.

About Radyne Corporation

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, San Diego, and Santa Clara California, and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com.

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "intends" or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include expectations for future revenues, orders and backlog, cash flow and earnings per share and indications that the Company will benefit from strong market demand for its new products. There is no assurance that our businesses will continue to grow or that new product and market initiatives will meet sales expectations in the future. We cannot guarantee that the Company will continue to generate cash and asset fluctuations may be seasonal in nature and not an indication of future results. There can be no assurance that the indicators that the Company relies on to gauge future business prospects, such as backlog and bookings, will accurately forecast future results.

Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.

                          Radyne Corporation
                Condensed Consolidated Balance Sheets
                            (in thousands)
                              Unaudited

                                               March 31,   December 31,
                                                  2007        2006
                                                --------    --------
                            Assets
 Current assets:
  Cash and cash equivalents                     $ 29,433    $ 27,540
  Accounts receivable - trade, net of
   allowance for doubtful accounts of $240 and
   $266, respectively                             22,351      27,828
  Cost in excess of billings                         258
  Inventories                                     24,892      21,106
  Deferred tax assets                              3,412       2,593
  Income tax receivable                               --          --
  Prepaid expenses and other assets                1,079       1,196
                                                --------    --------
   Total current assets                           81,425      80,263

 Goodwill                                         29,950      29,950
 Intangibles                                       5,282       5,567
 Deferred tax assets, net                            313         190
 Property and equipment, net                       3,775       3,822
 Other assets                                        209         212
                                                --------    --------
   Total Assets                                 $120,954    $120,004
                                                ========    ========
                       Liabilities and
                     Stockholders' Equity
 Current liabilities:
  Accounts payable                              $  6,618    $  5,959
  Accrued expenses                                 6,968       9,994
  Customer advance payments                          859       1,057
  Income taxes payable                             1,463         981
                                                --------    --------
   Total current liabilities                      15,908      17,991

 Deferred rent and other                             159         148
                                                --------    --------
   Total liabilities                              16,067      18,139
                                                --------    --------
 Stockholders' equity:
  Common stock; $.001 par value - authorized,
   50,000,000 shares; issued and outstanding,
   18,381,401shares and 18,351,576 shares,
   respectively                                       18          18
  Additional paid-in capital                      76,096      75,500
  Retained earnings                               28,746      26,315
  Other comprehensive income                          27          32
                                                --------    --------
   Total stockholders' equity                    104,887     101,865
                                                --------    --------
    Total Liabilities and Stockholders' Equity  $120,954    $120,004
                                                ========    ========

                          Radyne Corporation
           Condensed Consolidated Statements of Operations
                (in thousands, except per share data)
                              Unaudited

                                                  Three Months Ended
                                                       March 31,
                                                 --------------------
                                                   2007        2006
                                                 --------    --------
 Net sales                                       $ 29,650    $ 31,194
 Cost of sales                                     17,518      18,304
                                                 --------    --------
       Gross profit                                12,132      12,890
                                                 --------    --------
 Operating expenses:
    Selling, general and administrative             6,540       6,529
    Research and development                        2,866       2,724
                                                 --------    --------
       Total operating expenses                     9,406       9,253
                                                 --------    --------

 Earnings from operations                           2,726       3,637

 Other (income) expense:
    Interest expense                                    4          77
    Interest and other income                        (389)       (217)
                                                 --------    --------

 Earnings before income taxes                       3,111       3,777
   Income tax expense                               1,193       1,381
                                                 --------    --------
 Net earnings                                    $  1,918    $  2,396
                                                 ========    ========
 Earnings per share:
       Basic                                     $   0.10    $   0.14
                                                 ========    ========
       Diluted                                   $   0.10    $   0.13
                                                 ========    ========
 Weighted average number of common
   shares outstanding:
       Basic                                       18,369      17,557
                                                 ========    ========
       Diluted                                     18,848      18,654
                                                 ========    ========

                          Radyne Corporation
           Condensed Consolidated Statements of Cash Flows
                            (in thousands)
                              Unaudited

                                                    Three Months Ended
                                                         March 31,
                                                    ------------------
                                                      2007       2006
                                                    -------    -------
 Cash flows from operating activities:
  Net earnings                                      $ 1,918    $ 2,396
   Adjustments to reconcile net earnings to
    net cash provided by operating activities:
     Gain on disposal of property and equipment          --       (148)
     Provision for bad debt                             (26)       182
     Deferred income taxes                             (718)        48
     Depreciation and amortization                      894        894
     Tax benefit from stock plan dispositions            27        546
     Amortization of stock compensation                 288        563
  Increase (decrease) in cash, excluding effects
   of acquisition, resulting from changes in:
     Accounts receivable                              5,503      1,952
     Cost in excess of billings                        (258)        --
     Inventories                                     (3,786)    (4,028)
     Income tax receivable                               --         --
     Prepaids and other assets                          120         27
     Accounts payable                                   660      1,131
     Accrued expenses                                (3,015)    (1,569)
     Income taxes payable                               859       (504)
     Customer advance payments                         (199)       635
     Accrued stock option compensation                   --        (40)
                                                    -------    -------
      Net cash provided by operating activities       2,267      2,085
                                                    -------    -------

 Cash flows from investing activities:
  Capital expenditures                                 (581)      (554)
  Proceeds from sales of property and equipment          19        179
                                                    -------    -------
   Net cash used in investing activities               (562)      (375)
                                                    -------    -------

 Cash flows from financing activities:
  Payment of notes payable                               --       (250)
  Exercise of stock options                             175      2,484
  Tax benefit from stock plan dispositions               19        781
                                                    -------    -------
   Net cash provided by financing activities            194      3,015
                                                    -------    -------

 Effects of exchange rate changes on
  cash and cash equivalents                              (6)       (10)
                                                    -------    -------
 Net increase (decrease) in cash
  and cash equivalents                                1,893      4,715
                                                    -------    -------

 Cash and cash equivalents, beginning of year        27,540     16,928
                                                    -------    -------
 Cash and cash equivalents, end of quarter          $29,433    $21,643
                                                    =======    =======

 Supplemental disclosures of cash flow information:
  Cash paid for interest                            $     5    $    77
                                                    =======    =======
  Cash paid for taxes                               $ 1,006    $   510
                                                    =======    =======

                          Radyne Corporation
                          Segment Reporting
                              Unaudited

                   Three months ended March 31, 2007
                            (in thousands)

                    Satellite
                   electronics
                  and broadcast
                    equipment    Amplifiers   Corporate     Total
                    ----------   ----------   ---------   ---------
 Net sales           $ 14,026    $   15,624   $     --    $  29,650
 Operating
  income
  (expense)             4,048         2,018     (3,340)       2,726
                     ========    ==========   ========    =========
 Depreciation
  and amortization   $    268    $      625   $     --    $     894
                     ========    ==========   ========    =========
 Total assets        $ 58,829    $   62,126   $     --    $ 120,954
                     ========    ==========   ========    =========

                  Three months ended March 31, 2006
                            (in thousands)

                    Satellite
                   electronics
                  and broadcast
                    equipment    Amplifiers   Corporate     Total
                    ----------   ----------   ---------   ---------
 Net sales           $  16,305   $   14,889   $      --   $  31,194
 Operating
  income
  (expense)             6,180         1,411     (3,954)       3,637
                     ========    ==========   ========    =========
 Depreciation
  and amortization   $    265    $      629   $     --    $     894
                     ========    ==========   ========    =========
 Total assets        $ 46,647    $   60,237   $     --    $ 106,885
                     ========    ==========   ========    =========

RADN-PR

CONTACT:  Radyne Corporation
          Malcolm Persen, Chief Financial Officer
          602.437.9620